SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): December 5, 2007


Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.
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          (Exact name of registrant as specified in its charter)


        Delaware                           94-3054600
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code


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Item 2.01. Completion of Disposition of Assets

The Technology Funding Venture Partners IV Liquidating Trust (the "Trust"), the successor entity to Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P. (the "Partnership"), terminated on November 30, 2007.

Pursuant to Section 3.2 of the Liquidating Trust Agreement, the Trustee paid from the Trust Estate or otherwise discharged or provided for all proper claims against expenses, charges, liabilities and obligations of the Trust Estate, including without limitation interest, taxes, assessments, public charges of every kind and nature, and costs, charges and expenses in connection with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided for in the Trust Agreement or which were determined by the Trustee to be a proper charge against the Trust Estate.

Tax reporting information for the period January 1, 2007, through November 30, 2007, the termination date of the Trust, will be mailed to the Beneficiaries prior to April 2008.

Pursuant to an order from the United States Bankruptcy Court, District of Minnesota, the Trust and an affiliated entity had provided the Debtor in Possession ("DIP") financing to Dakota Arms, Inc., a portfolio company of both entities, after Dakota Arms filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on July 6, 2006. On February 28, 2007, the federal bankruptcy court issued an Order approving the sale pursuant to Section 363 of the United States Bankruptcy Code of substantially all assets of Dakota Arms, Inc. to Technology Funding Group, LLC ("TFG"), and Dakota Arms, LLC. Under the terms of the Asset Purchase Agreement and the sale order entered by the federal bankruptcy court, TFG acquired claims based on the conduct of First Western Bank and/or its officers and agents and filed a complaint in federal district court on November 13, 2007, alleging that the conduct of First Western Bank and/or its officers and agents caused substantial damage to the shareholders of Dakota Arms and other claim holders in the bankruptcy estate, including the Trust. Although there can be no assurance of a successful outcome, the Asset Purchase Agreement provides for a payment mechanism in the event of a favorable judgment.

If the lawsuit against First Western Bank is ultimately decided in the plaintiffs' favor, any awards, judgments, or recoveries from prosecution of claims against First Western Bank could result in a payment to various claim holders of the bankruptcy estate, including the DIP lenders. If such a payment were sufficiently large, beneficiaries of the Trust could receive a distribution attributable to the Trust's participation in the DIP financing even though the Trust has terminated. There can be no assurance that the outcome will be favorable or that any award would be greater than the costs of litigation. In any event, the earliest that such a distribution could occur is late in 2008. If a distribution were made, it would be treated for tax purposes as a return of capital and would not be reported as a taxable income event.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING VENTURE PARTNERS IV, AN AGGRESSIVE GROWTH FUND, L.P.

By:   TECHNOLOGY FUNDING INC.
      Trustee


  Date:  December 5, 2007            By:  /s/ Charles R. Kokesh
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                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc.